UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

Lone Star Steakhouse & Saloon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19907	48-1109495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 East Douglas, Suite 700, Wichita, KS		67202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (316) 264-8899

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 13, 2006 Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the “Company”) announced its results for the sixteen week fourth quarter and fifty-two week fiscal year ended December 27, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Current Report on Form 8-K, including the exhibit hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.	Other Events.

On March 11, 2006, the Company’s Board of Directors approved management’s recommendation to close immediately 30 under-performing Lone Star restaurants.

Also on March 11, 2006 the Board of Directors declared the Company’s quarterly cash dividend of $.205 per share, payable April 10, 2006 to shareholders of record on March 27, 2006.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits
Exhibit No.	Exhibits

99.1	Press Release dated March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR STEAKHOUSE & SALOON,

INC.

Dated: March 14, 2006	By: /s/ John D. White
Name:	John D. White
Title:	Executive Vice President